Exhibit 99.1

Markforged Announces Third Quarter 2022 Results

WATERTOWN, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced its results from the third quarter ended September 30, 2022.

Financial Highlights

•
Revenue increased by 5%, to $25.2 million, in the third quarter of 2022 from $24.0 million in the third quarter of 2021.
•
Gross margin was 48.6% in the third quarter of 2022 compared to 57.0% in the third quarter of 2021.
•
Non-GAAP gross margin was 49.1% in the third quarter of 2022 compared to 57.6% in the third quarter of 2021.
•
Net loss was $23.0 million in the third quarter of 2022, compared to net profit of $21.7 million in the third quarter of 2021.
•
Non-GAAP net loss was $15.2 million in the third quarter of 2022, compared to a loss of $11.7 million in the third quarter of 2021.
•
GAAP earnings per share was a loss of $0.12 for the third quarter of 2022, compared to income of $0.13 in the third quarter of 2021.
•
Non-GAAP earnings per share was a loss of $0.08 for the third quarter of 2022, compared to a loss of $0.07 in the third quarter of 2021.
•
Cash and cash equivalents were $181.8 million as of September 30, 2022.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

“Despite a challenging macro environment, we delivered another solid quarter as demand for The Digital Forge continues to grow globally. Ongoing supply chain challenges continue to be a catalyst for demand for our Digital Forge platform which brings industrial production to the point of need,” said Shai Terem, President and CEO of Markforged. “Excitement for our newest production-grade printer, the FX20, has been tremendous, and we are pleased to have expanded our addressable market by adding high volume metal application capabilities to our technology offerings with the closing of the Digital Metal acquisition. While challenges including inflation, geopolitical tensions and supply chain disruption are putting near-term pressure on our margins, we are confident in our long term strong fundamentals, which are supported by our growing pipeline and market opportunity.”

Business Highlights

•
Robust FX20 demand. Markforged’s newest production-grade printer the FX20 is generating unprecedented excitement and orders continue to exceed the company’s expectation as manufacturers seek solutions to make their supply chains more resilient and flexible. However, as supply chain challenges continued globally, Markforged was not able to meet the demand for the FX20 and the cost of production of the FX20 exceeded our estimates.
•
Addressable market expansion with metals technology. The company completed the acquisition of Digital Metal in the third quarter. The addition of this new metal binder jetting technology expands Markforged’s addressable market into the mass production of end-use metal parts. Demand is building in automotive, luxury goods, medical and MIM applications.
•
Strength in the APAC region. In the Americas and EMEA, inflation and geopolitical pressures continued to impact the company’s business, as macroeconomic uncertainty led businesses to delay purchase decisions. However, the APAC region met the company’s expectations for significant growth in the second half of 2022. Revenue in APAC grew

51% during the nine months ended September 30, 2022 compared to the same period in 2021, and 82% during the three months ended September 30, 2022 compared to the same period in 2021, led by strong demand for mature products and accelerated demand for the FX20.
•
Operating leverage from tight cost controls. Strong cost controls allowed Markforged to see sequential operating leverage and deliver on its EPS target in Q3. The company reorganized its go-to-market team and reprioritized initiatives with the potential for the greatest impact on profitable growth. These cost controls resulted in a strong balance sheet that the company anticipates will keep it on the path to profitability in 2024.

2022 Guidance

Markforged is updating its full-year 2022 financial guidance to reflect its updated fiscal year outlook, which considers the current market conditions. The Company anticipates revenue for the fourth quarter to be in the range of $28 - $32 million which, at the midpoint, would result in 2022 full year revenue near the lower end of the range the Company provided previously. Non-GAAP gross margin in the fourth quarter is anticipated to be in the range of 48% - 50%, which equates to full year 2022 non-GAAP gross margin within the range of 50% - 52%. Non-GAAP operating loss in the fourth quarter is expected to be in the range of $13.2 - $14.7 million, which equates to full year 2022 non-GAAP operating loss in the range of $61 - $62.5 million for the year. Non-GAAP earning per share results for the fourth quarter are expected to be a loss in the range of $0.06 - $0.07 per share, which equates to full year 2022 non-GAAP earning per share results to be a loss in the range of $0.31 - $0.32 per share, based on the outstanding share count of approximately 193.6 million shares.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET today, Wednesday, November 9, to discuss the results.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/.

To participate in the call, please dial 1-800-954-0692, or 1-212-231-2907 for international participants, ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically through Wednesday, November 23, 2022 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 152520.

About Markforged

Markforged (NYSE:MKFG) is making manufacturing more resilient and flexible by bringing on-demand industrial production to the point of need. The Markforged Digital Forge – the reliable, intelligent and easy-to-use additive manufacturing platform – empowers any manufacturer to create robust end-use parts in both metal and composites anywhere and anytime. Over 10,000 customers across 70+ countries use The Digital Forge to overcome limitations of traditional manufacturing while strengthening their supply chains. Markforged is headquartered in Watertown, Mass., where it designs the hardware, software and materials that powers its platform. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that non-GAAP gross margin, non-GAAP operating profit (loss), and non-GAAP earnings per share, each a non-GAAP financial measure, is useful in evaluating the performance of our business.

These non-GAAP measures have limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Investors should note that beginning with the second quarter of 2022, we have modified the presentation of “non-recurring costs” included in non-GAAP gross margin, non-GAAP operating profit (loss), non-GAAP net profit (loss) and non-GAAP earnings per share metrics to include certain non-recurring litigation costs. We use these metrics to provide an understanding of the results of its core business performance and believe these non-recurring litigation costs are reflective of one-time expenses that are not indicative of the performance of our core business’ operations. This change increases “non-recurring costs” by $0.6 million, $1.0 million, and $0.8 million in the first through third quarters of 2022, respectively, and by $3.7 million, $0.9 million, and $2.3 million in the first through third quarters of 2021, respectively. To conform to the current period’s presentation, we have included non-recurring litigation costs as “non-recurring costs” when presenting the foregoing non-GAAP figures for the year to date period and periods presented for 2021.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•
Non-GAAP gross margin is defined as GAAP operating profit (loss), less stock-based compensation expense and certain non-recurring costs, divided by revenue.
•
Non-GAAP operating profit (loss) is defined as GAAP operating profit (loss) less stock-based compensation expense and certain non-recurring costs.
•
Non-GAAP net profit (loss) is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, and certain non-recurring costs.
•
Non-GAAP earnings per share is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, and certain non-recurring costs, divided by diluted weighted average shares outstanding for the period.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue, gross profit margin and earnings guidance; timing for achieving profitability; our ability to fulfill orders for our products in a timely fashion in the future; expected growth, the size of and opportunity to increase our addressable market; the anticipated benefits of the acquisition of Digital Metal, the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; market trends in the manufacturing industry; the effects of macroeconomic factors; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2022 and December 31, 2021
(In thousands, except share data and par value amounts) (Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$181,805	$288,603
Accounts receivable, net	30,135	26,777
Inventory	24,561	10,377
Prepaid expenses	3,647	3,921
Other current assets	2,918	511
Total current assets	243,066	330,189
Property and equipment, net	13,409	6,349
Goodwill	31,249	—
Intangible assets	15,377	—
Right-of-use assets	45,615	—
Other assets	3,150	776
Total assets	$351,866	$337,314
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,792	$11,403
Accrued expenses	9,878	7,411
Deferred revenue	6,781	6,288
Operating lease liabilities	7,778	—
Other current liabilities	21	310
Total current liabilities	35,250	25,412
Long-term deferred revenue	4,535	3,742
Deferred rent	—	1,623
Contingent earnout liability	8,740	59,722
Long-term operating lease liabilities	40,333	—
Other liabilities	4,944	2,646
Total liabilities	93,802	93,145
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at September 30, 2022 and December 31, 2021; 193,643,855 and 185,993,058 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	19	19
Additional paid-in capital	350,022	319,859
Accumulated deficit	(90,365)	(75,709)
Accumulated other comprehensive income (loss)	(1,612)	—
Total stockholders’ equity	258,064	244,169
Total liabilities and stockholders’ equity	$351,866	$337,314

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2022 and 2021
(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$25,208	$24,045	$71,294	$64,584
Cost of revenue	12,959	10,330	34,514	26,729
Gross profit	12,249	13,715	36,780	37,855
Operating expenses
Sales and marketing	11,783	10,399	35,104	25,711
Research and development	10,421	9,761	31,375	21,487
General and administrative	12,873	15,935	38,094	32,770
Total operating expenses	35,077	36,095	104,573	79,968
Loss from operations	(22,828)	(22,380)	(67,793)	(42,113)
Change in fair value of warrant liabilities	(448)	1,418	1,221	170
Change in fair value of contingent earnout liability	(656)	42,710	50,982	42,710
Other expense	(39)	(48)	(429)	(168)
Interest expense	(2)	(6)	(11)	(15)
Interest income	1,006	6	1,380	9
Profit (loss) before income taxes	(22,967)	21,700	(14,650)	593
Income tax benefit	3	(3)	6	(1)
Net profit (loss)	$(22,970)	$21,703	$(14,656)	$594
Weighted average shares outstanding - basic	189,766,945	162,942,990	188,225,543	81,373,265
Weighted average shares outstanding - diluted	189,766,945	167,091,320	188,225,543	85,407,166
Net profit (loss) per share - basic	$(0.12)	$0.13	$(0.08)	$0.01
Net profit (loss) per share - diluted	(0.12)	0.13	(0.08)	0.01

MARKFORGED HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF

COMPREHENSIVE INCOME (LOSS)

For the three and nine months ended September 30, 2022 and 2021

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(22,970)	$21,703	$(14,656)	$594
Other comprehensive loss, net of taxes:
Foreign currency translation adjustment	(1,612)	—	(1,612)	—
Total comprehensive income (loss), net of taxes of $0	$(24,582)	$21,703	$(16,268)	$594

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Nine Months Ended September 30, 2022 and 2021
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net profit (loss) and comprehensive income (loss)	$(22,970)	$21,703	$(14,656)	$594
Stock compensation expense	5,286	8,424	15,620	11,395
Change in fair value of warrant liabilities	448	(1,418)	(1,221)	(170)
Change in fair value of contingent earnout liability	656	(42,710)	(50,982)	(42,710)
Non-recurring costs[1]	1,427	2,329	4,411	6,962
Non-GAAP net loss [2]	$(15,153)	$(11,672)	$(46,828)	$(23,929)

1Non-recurring costs primarily relate to transaction and litigation expenses.

2Stock-based compensation expense and non-recurring costs were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$130	$129	$347	$218

Sales and marketing	917	856	2,540	1,176
Research and development	1,326	2,043	4,317	2,768
General and administrative	4,340	7,725	12,827	14,195
Total operating expense	6,583	10,624	19,684	18,139
Total adjustments	$6,713	$10,753	$20,031	$18,357

MARKFORGED HOLDING CORPORATION
NON-GAAP RECONCILIATION
THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$25,208	—	$25,208	$24,045	—	$24,045
Cost of revenue	12,959	(130)	12,829	10,330	(129)	10,201
Gross profit	12,249	130	12,379	13,715	129	13,844
Operating expenses
Sales and marketing	11,783	(917)	10,866	10,399	(856)	9,543
Research and development	10,421	(1,326)	9,095	9,761	(2,043)	7,718
General and administrative	12,873	(4,340)	8,533	15,935	(7,725)	8,210
Total operating expenses	35,077	(6,583)	28,494	36,095	(10,624)	25,471
Loss from operations	(22,828)	6,713	(16,115)	(22,380)	10,753	(11,627)
Change in fair value of warrant liabilities	(448)	448	—	1,418	(1,418)	—
Change in fair value of contingent earnout liability	(656)	656	—	42,710	(42,710)	—
Other expense	(39)	—	(39)	(48)	—	(48)
Interest expense	(2)	—	(2)	(6)	—	(6)
Interest income	1,006	—	1,006	6	—	6
Profit (loss) before income taxes	(22,967)	7,817	(15,150)	21,700	(33,375)	(11,675)
Income tax (benefit) expense	3	—	3	(3)	—	(3)
Net profit (loss) and comprehensive income (loss)	$(22,970)	7,817	$(15,153)	$21,703	(33,375)	$(11,672)
Weighted average shares outstanding - basic	189,766,945		189,766,945	162,942,990		162,942,990
Weighted average shares outstanding - diluted	189,766,945		189,766,945	167,091,320		167,091,320
Net profit (loss) per share - basic	$(0.12)		$(0.08)	$0.13		$(0.07)
Net profit (loss) per share - diluted	(0.12)		(0.08)	0.13		(0.07)

MARKFORGED HOLDING CORPORATION
NON-GAAP RECONCILIATION
NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(In thousands, except share data and per share data) (Unaudited)

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$71,294	—	$71,294	$64,584	—	$64,584
Cost of revenue	34,514	(347)	34,167	26,729	(218)	26,511
Gross profit	36,780	347	37,127	37,855	218	38,073
Operating expenses
Sales and marketing	35,104	(2,540)	32,564	25,711	(1,176)	24,535
Research and development	31,375	(4,317)	27,058	21,487	(2,768)	18,719
General and administrative	38,094	(12,827)	25,267	32,770	(14,195)	18,575
Total operating expenses	104,573	(19,684)	84,889	79,968	(18,139)	61,829
Loss from operations	(67,793)	20,031	(47,762)	(42,113)	18,357	(23,756)
Change in fair value of warrant liabilities	1,221	(1,221)	—	170	(170)	—
Change in fair value of contingent earnout liability	50,982	(50,982)	—	42,710	(42,710)	—
Other expense	(429)	—	(429)	(168)	—	(168)
Interest expense	(11)	—	(11)	(15)	—	(15)
Interest income	1,380	—	1,380	9	—	9
Profit (loss) before income taxes	(14,650)	(32,172)	(46,822)	593	(24,523)	(23,930)
Income tax (benefit) expense	6	—	6	(1)	—	(1)
Net profit (loss) and comprehensive income (loss)	$(14,656)	(32,172)	$(46,828)	$594	(24,523)	$(23,929)
Weighted average shares outstanding - basic	188,225,543		188,225,543	81,373,265		81,373,265
Weighted average shares outstanding - diluted	188,225,543		188,225,543	85,407,166		85,407,166
Net profit (loss) per share - basic	$(0.08)		$(0.25)	$0.01		$(0.29)
Net profit (loss) per share - diluted	(0.08)		(0.25)	0.01		(0.28)

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY NATURE OF PRODUCTS AND SERVICES
(In thousands) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Hardware	$17,571	$17,469	$48,098	$46,039
Consumables	5,568	4,899	16,913	14,295
Services	2,069	1,677	6,283	4,250
Total Revenue	$25,208	$24,045	$71,294	$64,584

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY GEOGRAPHIC LOCATION
(In thousands) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Americas	$12,591	$14,937	$34,150	$35,169
EMEA	$5,353	$5,118	$19,618	$17,804
APAC	$7,264	$3,990	$17,526	$11,611
Total Revenue	$25,208	$24,045	$71,294	$64,584

Media

Kellie Woods, Media Relations Manager

markforged@pancomm.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com